Abitibi-Consolidated Inc -- A
Agnico-Eagle Mines Limited -- AGE
Agrium Inc. -- AGU
Air Canada -- AC
Alcan Aluminium Limited -- AL
Angiotech Pharmaceuticals -- ANP
ATI Technologies Incorporated -- ATY
Ballard Power Systems Inc. -- BLD
Bank of Montreal BMO ---  LBM - ZBM
Bank of Nova Scotia (The) -- BNS - LBQ - ZBQ
Barrick Gold Corporation -- ABX - LBA - ZBA
BCE Emergis Inc. -- IFM
BCE Inc. -- BCE - LBC - ZBC
Biovail Corporation -- BVF
Bombardier Inc. -- BBD - LBB - ZBB
Brascan Cl. -- A BNN
CAE Inc. -- CAE
Canada LifeFinancial Corporation -- CL
Canadian Imperial Bank of Commerce -- CM - LCM - ZMC
Canadian National Railway Company -- CNR
Canadian Natural Resources Limited -- CNQ
Canadian Pacific Railway Limited -- CP
Canadian Tire Corp. Ltd -- CTR
Canadien Pacific Ships -- TEU
Cascades Inc. -- CAS
Celestica Inc. -- CLS - LLS - ZLS
CGI Inc. (Group) -- GIB
CI FUND MANAGEMENT INC. -- CIX
Cognos Inc. -- BCB
Descartes Systems Group Inc. (The) -- DSG
Dofasco Inc. -- DTC
Enbridge Inc. -- ENB
EnCanaCorporation -- ECA
Fairmont Hotels and Resorts -- FHR
GLAMIS GOLD LTD -- GLG
Goldcorp Inc. -- G
Hurricane Hydrocarbons -- Cl. A HHL
Husky Energy -- HSE
IAM GOLD CORPORATION -- MG
Imperial Oil Limited -- IMO
Inco Limited -- N
JDS Uniphase Canada Ltd. -- JDU
Kinross Gold -- K
Loblaw Companies Ltd. -- L
Magna International Inc -- MG
Manulife Financial Corporation -- MFC
MDS Inc. -- MDS
Meridian Gold -- MNG
Methanex Corporation -- MX
MOLSON INC. -- CL. A MOL
Moore Corporation Ltd. -- MCL
National Bank of Canada -- NA - LNA - ZNA
Nexen Inc. -- NXY
Noranda Inc. -- NRD - LRD - ZRD
Nortel Networks Corporation -- T - LNT - ZNT
NOVA Chemicals Corporation -- NCX
Petro-Canada -- PCA
Placer Dome Inc. -- PDG - LDP - ZDP
Power Corporation of Canada -- POW
Precision Drilling Corporation--  PD
QLT Phototherapeutics Inc. -- QLT
Research in Motion Limited -- RIM
Rogers Communications Inc. -- RCI
Royal Bank of Canada -- RY - LRY - ZRY
Shaw Comm. -- Cl. B SJR
Sun Life Financial -- SLF
Suncor Energy Inc. -- SU
Talisman Energy Inc. -- TLM
TECK COMINCO LIMITED -- CL. B TEK
TELUS Corporation -- T
Thomson Corporation (The) -- OC
Toronto-Dominion Bank (The) -- TD - LTD - ZTD
TransAlta Corporation -- TA
TransCanada PipeLines Ltd. -- TRP
Trizec Canada -- TZC
Zarlink Semiconductor Inc. -- Z





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